Exhibit 99.1

Kohl’s and Sephora Announce Major Long-Term Strategic Partnership

Bringing Transformative Prestige Beauty Experience to Millions of Consumers

•	200 “Sephora at Kohl’s” locations open in fall 2021, at least 850 locations by 2023
•	Omnichannel partnership, launch of Sephora on Kohls.com in 2021
•	Sephora to bring its unique immersive prestige beauty experience with more than 100 brands to Kohl’s

MENOMONEE FALLS, Wis., SAN FRANCISCO, December 1, 2020 – Kohl’s (NYSE: KSS) and Sephora today announced a long-term strategic partnership to create a new era of elevated Beauty at Kohl’s, marrying Kohl’s expansive customer reach and omnichannel convenience with Sephora’s prestige service, product selection and exceptional beauty experience.

“Sephora at Kohl’s” will be a fully-immersive, premium beauty destination, designed within a 2,500 square foot space and prominently located at the front of the store. When the first 200 locations open in Fall 2021, the Kohls.com online beauty selection will also convert to exclusively showcase an expanded assortment of Sephora’s prestige product offerings. The partnership will expand into at least 850 stores by 2023, offering an expansive footprint, a wide-reaching customer base and unmatched visibility for Sephora’s brand partners within the prestige environment in which they thrive.

Sephora is the largest specialty beauty retailer in the world and the industry’s most renowned global innovator. With its cutting-edge curation of brands and emerging categories like Clean, Sephora will bring its unique, playful trial and immersive prestige beauty experience, with more than 100 carefully curated beauty brands to Kohl’s 65 million customers across the U.S. Kohl’s, with a deep focus of serving the everyday needs for the whole family, is reimagining and accelerating the company’s ambition to be the most trusted retailer of choice for the active and casual lifestyle.

“The Kohl’s and Sephora partnership will bring a transformational, elevated beauty experience to Kohl’s from the top global name in beauty,” said Michelle Gass, Kohl’s chief executive officer. “This new collaboration is an excellent example of two customer-centric, purpose-driven companies leveraging each other’s strengths to make aspirational beauty far more accessible to millions of customers all across the country. It’s an extraordinary time of change, and I am thrilled to partner with Sephora, a brand that shares our values and our passion for innovation and reinvention. Today’s announcement is a perfect illustration of the bold moves we are making at Kohl’s to accelerate our growth and reimagine our future for the next era of retail.”

“At Sephora, delivering a strong client experience through passionate employees is at the heart of who we are, and we are thrilled to find a partner who shares this identity. This is not a pop-up collaboration, but an investment our brand partners can rely on for the long-term; as a company with a history of sustained decades-long partnerships, Sephora has every confidence in the future of this collaboration and the unique experiences it will bring to consumers across the U.S.,” said Jean-André Rougeot, President & CEO of Sephora Americas. “Our partnership will be built on expanding our complementary reach and scale in-store and online, creating customer-centric, prestige experiences, collaborating on new innovations, and living our shared values. We fully believe Kohl’s is the ideal partner to bring this vision to life.”

“I am delighted by this new partnership which is perfectly aligned with our worldwide vision,” said Martin Brok, Global President & CEO of Sephora. “Great brands are always looking for new ways to serve their customers and innovate, even in dynamic times. With Kohl’s we will be able to bring Sephora closer to where our customers want us to be, offering them one transformative beauty experience that integrates our prestige product offering, our values and our communities, in a place where they come to get inspired and fulfill their lifestyle needs. This partnership also shows our confidence in the future of omnichannel retail and ideally positions both Kohl’s and Sephora to seize tomorrow’s opportunities, today.”

Expanding Reach and Scale with Sephora at Kohl’s and Kohls.com

Sephora has 500 of its 2,600 stores in the Americas and Kohl’s has more than 1,150 locations in 49 states, serving 65 million customers, with very limited overlap between the two store networks. This combined offering of at least 850 Sephora at Kohl’s locations by 2023 will draw new and younger customers to Kohl’s and will bring the Sephora experience to millions of new shoppers and existing members of the Sephora beauty community, who may not live close to a Sephora location.

Sephora at Kohl’s shops will replace Kohl’s current in-store beauty assortment and their positioning at the front of the store will provide maximum exposure for Sephora’s brand partners. Exterior signage at locations that feature the in-store shops will display both Kohl’s and Sephora branding. These locations will be selected based on existing Sephora store proximity, market opportunity and customer insights.

Online, the Sephora at Kohl’s experience will launch on Kohls.com in Fall 2021, making Sephora the exclusive beauty partner on Kohls.com.

Creating Customer-Centric, Prestige Experiences

At Kohl’s, Sephora will offer customers its signature Sephora experience, with a unique range of makeup, skincare, hair, and fragrance brands. The stores will also deliver Sephora innovations in Clean beauty and self-care. Sephora’s high-touch customer engagement will prominently feature testing and discovery zones that serve up a rotating assortment of new, emerging or trending products, surprising and delighting customers every time they shop.

The shops will be staffed by Sephora-trained Beauty Advisors, who will deliver the excellent customer service Kohl’s is known for with the deep beauty expertise, consultations and assistance in product discovery that Sephora clients love.

Sephora purchases at Kohl’s and Kohls.com will be eligible for Beauty Insider rewards benefits, as part of Sephora’s award-winning loyalty program. Kohl’s will also offer the added convenience of easy in-store returns, store pick-up, and curbside pick-up. Sephora.com and Kohls.com will also integrate their e-commerce experiences, allowing Sephora.com shoppers to find the nearest Sephora or Kohl’s locations that have their beauty products available.

A Partnership Built on Shared Values

Both companies share a passion for innovation, integrity and a pioneering customer experience. With a shared commitment to serving and celebrating their customers and employees, Sephora and Kohl’s look forward to jointly building this new long-term, powerful partnership. Sephora and Kohl’s commitment will provide brand partners with a larger platform to grow their brands, and add even more convenience and value to the Sephora and Kohl’s beauty communities.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, and in Item 1A of Part II in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2020, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them. KSS-IR

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. Kohl’s business is built on a strong foundation of 65 million customers, an unmatched brand portfolio, industry-leading loyalty and Kohl’s charge card programs, convenient and accessible nationwide store footprint, and large and growing digital business on Kohls.com and the Kohl’s mobile app. Kohl’s is uniquely positioned to deliver against its stated vision: to be the most trusted retailer of choice for the active and casual lifestyle. To support this vision, the company designed a strategy to drive top line growth by: becoming a destination for active, casual and beauty for the entire family, always delivering quality and discovery; leading with loyalty and value through best-in-class rewards program; and delivering a differentiated omnichannel experience that is easy and inviting, no matter how our customers want to shop. To support the company’s strategic efforts, Kohl’s will continue to foster a workplace culture of agility, accountability and experimentation, while also further amplifying its efforts on diversity and inclusion, and environmental, social and corporate governance (ESG) stewardship. Since its founding, Kohl’s has given more than $750 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

About Sephora

Sephora is the world’s most loved beauty community, offering a unique retail experience for passionate clients and innovative beauty brands, encouraging them to be fearless in their creativity and self-expression. Since its debut in France almost 50 years ago, Sephora has been a leader in global prestige omni-retail, inspiring clients to explore a universe of beauty and wellness with an ever-changing array of carefully curated brand partners, from classic selective brands to exclusive independent ones, and the critically acclaimed Sephora Collection. Owned by LVMH Moët Hennessy Louis Vuitton, the world’s leading luxury goods group, Sephora’s excellence, innovation, and entrepreneurial spirit have made it an omnichannel beauty trailblazer in 35 countries.

Sephora opened in North America more than 20 years ago with the purpose of creating an inviting, personalized and unbiased shopping experience. Today, Sephora invites clients to touch and try 25,000 products from 400 carefully curated brands, enjoy services at the Beauty Studio and engage with expertly trained beauty advisors in more than 500 stores across the Americas. Clients can also experience Sephora online and through our mobile app, access the free-to-join Beauty Insider program and digital community, which together enhance the experience of Sephora’s passionate clients. Sephora has been an industry-leading champion of diversity, inclusivity, and empowerment, guided by our longstanding company values. In 2019, Sephora announced a new tagline and manifesto, “We Belong to Something Beautiful,” to reinforce its dedication to fostering belonging amongst all clients and employees and to publicly strive for a more inclusive vision for retail in the Americas. Sephora continues to give back to our communities and advance inclusion in our industry through our Sephora Stands social impact programs. For more information, visit: https://www.sephora.com/about-us and @Sephora on social media.

Contacts:

Kohl’s: Julia Fennelly, julia.fennelly@kohls.com, 262.703.1710

Sephora: Courtney Teague, cteague@devriesglobal.com 631.816.1668

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